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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                August 1, 2000
                       --------------------------------
               Date of Report (date of earliest event reported)


                            CYBERFAST SYSTEMS, INC.
                       --------------------------------
            (Exact name of registrant as specified in its charter)


        Florida                       000-27263                 13-5398600
----------------------------    ----------------------   ----------------------
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
 of incorporation)                                       Identification Number)


    777 Yamato Road, Suite 105, Boca Raton, Florida                33431
   -----------------------------------------------               ---------
      (Address of principal executive offices)                   (Zip Code)



      Registrant's telephone number, including area code:  (561) 995-6255


                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On August 1, 2000, Cyberfast Systems, Inc. (the "Company") completed the first closing of an investment agreement (the "Agreement") with The FATA Group SpA, an Italian corporation ("FATA"). Pursuant to the Agreement, on August 1, 2000, FATA subscribed to and purchased from the Company a total of 1,466,276 shares of the Company's Class A Common Stock for a total purchase price of $1,500,000 (the "First Closing"), consisting of a $300,000 loan from FATA plus accrued interest that was converted to equity, and cash from the internal funds of FATA. Previously, on May 5, 2000, FATA made a $300,000 loan to the Company, which had an interest rate of 6% per annum. Accordingly, on August 1, 2000, the Company received net proceeds of $1,199,964 from FATA.

     Prior to the First Closing of the Agreement, Edward J. Stackpole and Itir Stackpole (the "Controlling Shareholders") beneficially owned approximately 30.2% of the Company's outstanding Class A Common Stock and approximately 77.3% of the Company's Class B Common Stock. The Class B Common Stock is identical to the Class A Common Stock in all respects except that each share of Class B Common Stock has 10 votes in respect to each share of Class B Common Stock. Because of the number of shares and voting power attributed to the Class B Common Stock, the Controlling Shareholders controlled approximately 75.5% of the total voting power of the company prior to the First Closing of the Agreement. After the First Closing, FATA owns approximately 46.1% of the outstanding shares of the Company's Class A common stock.

     Upon satisfaction of all the conditions stated in the Agreement, but no later than November 30, 2000, FATA may subscribe and agree to purchase from the Company and the Company may issue and sell to FATA a combination of shares of Class A Common Stock, Class B Common Stock and/or Preferred Stock for a total purchase price of $3,500,000 (the "Second Closing"). The Second Closing would give FATA an ownership interest in the Company of 45% and a voting interest in the Company of 51%.

     Effective at the First Closing, William Wollrab submitted his resignation as a director of the Company. The current board of directors of the Company expects to fill the vacancy caused by Mr. Wollrab's resignation with FATA's designated nominee, but has not done so at this time.

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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        CYBERFAST SYSTEMS, INC.



Dated: August 8, 2000   By: /s/ Itir Stackpole
                           --------------------------------------------------
                           Itir Stackpole, Co-Chair of the Board of Directors

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